   As filed with the Securities and Exchange Commission on September 13, 1996
                                                   Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             LONGHORN STEAKS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         GEORGIA                                            58-1498312
  (State of incorporation)                     (IRS Employer Identification No.)

                               8215 ROSWELL ROAD
                                  BUILDING 200
                             ATLANTA, GEORGIA 30350
              (Address of Principal Executive Offices) (Zip Code)

                        BUGABOO CREEK STEAK HOUSE, INC.
                                1994 STOCK PLAN
                            (Full title of the plan)

                               RICHARD E. RIVERA
                             LONGHORN STEAKS, INC.
                               8215 ROSWELL ROAD
                                  BUILDING 200
                             ATLANTA, GEORGIA 30350
                                 (770) 399-9595
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:
                                WILLIAM H. AVERY
                                 ALSTON & BIRD
                           1201 WEST PEACHTREE STREET
                          ATLANTA, GEORGIA 30309-3424

                        CALCULATION OF REGISTRATION FEE

==========================================================================================================================
              TITLE OF                                  PROPOSED MAXIMUM         PROPOSED MAXIMUM       AMOUNT OF
           SECURITIES TO             AMOUNT TO BE      OFFERING PRICE PER       AGGREGATE OFFERING     REGISTRATION
           BE REGISTERED            REGISTERED (1)          SHARE (2)               PRICE (2)              FEE
- --------------------------------------------------------------------------------------------------------------------------
  Common Stock, no par value              1,406              $18.67                $   26,250.02            $   10
- --------------------------------------------------------------------------------------------------------------------------
  Common Stock, no par value            165,472              $21.33                $3,529,517.76            $1,218
- --------------------------------------------------------------------------------------------------------------------------
  Common Stock, no par value              1,125              $22.22                $   24,997.50            $    9
- --------------------------------------------------------------------------------------------------------------------------
  Common Stock, no par value              7,418              $22.67                $  168,166.06            $   58
- --------------------------------------------------------------------------------------------------------------------------
  Common Stock, no par value             11,250              $23.47                $  264,037.50            $   92
- --------------------------------------------------------------------------------------------------------------------------
  Common Stock, no par value             94,579              $17.375               $1,643,310.125           $  567
- --------------------------------------------------------------------------------------------------------------------------
          Total                         281,250                                                             $1,954
- --------------------------------------------------------------------------------------------------------------------------

- -------------------

  (1) This Registration Statement also covers any additional shares that may hereafter become exercisable as a result of the adjustment and anti-dilution provisions of the Bugaboo Creek Steak House, Inc.
       1994 Stock Plan.
  (2) Based on the average of the high and low prices reported on The Nasdaq Stock Market's National Market on September 11, 1996 or the option exercise price, as applicable, pursuant to Rule 457(h).

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

       The following documents filed by Longhorn Steaks, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

               (a)      The Company's latest annual report filed pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 or either: (1) the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed, or (2) the Company's effective registration statement on Form 10 or 20-F filed under the Securities Exchange Act of 1934 containing audited financial statements for the Company's latest fiscal year.

               (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the document incorporated pursuant to (a) above.

               (c) The description of any class of securities to be offered which is contained in a registration statement filed under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

       All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES. Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

       The legality of the issuance of the securities being registered has been passed upon for the Company by the law firm of Alston & Bird, Atlanta, Georgia, counsel for the Company.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Pursuant to the Company's Amended and Restated Bylaws and indemnification agreements between the Company and each of its officers and directors, the Company is obligated to indemnify each of its directors and officers to the fullest extent permitted by law with respect to all liability and loss suffered and reasonable expense incurred by such person in any action, suit or proceeding in which such person was or is made or threatened to be made a party or is otherwise involved by reason of the fact that such person is or was a director or officer of the Company. The Company is also obligated to pay the reasonable expenses of the directors and officers incurred in defending such proceeding if the indemnified party agrees to repay all amounts advanced if it is ultimately determined that such person is not entitled to indemnification.

         In addition, the Company's Amended and Restated Articles of Incorporation provide that the Company's directors shall not be liable to the Company or its shareholders for monetary damages for breach of a director's fiduciary duty as a director to the Company and its shareholders except to the extent such exemption from liability or limitation thereof is not permitted under the Georgia Business Corporation Code. This provision in the Articles of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Georgia law. In addition, each director continues to be subject to liability for monetary damages for misappropriation of any corporate opportunity in violation of the director's duties, for acts or omissions involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for distributions (including payment of dividends or stock repurchases or redemptions) that are unlawful under Georgia law. The provision does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

         The Company maintains an insurance policy covering directors and officers under which the insurer agrees to pay, subject to certain exclusions, for any claim made against the directors and officers of the Company for a wrongful act that they may become legally obligated to pay or for which the Company is required to indemnify the directors or officers. The Company believes that its Articles of Incorporation and By-law provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED. Not applicable.

ITEM 8. EXHIBITS.*

       The Exhibits included as part of this Registration Statement are as follows:

Exhibit Number                                      Description
4(a)                  Amended and Restated Articles of Incorporation of the Company
                      (incorporated by reference from Exhibit 3(a) to Registration Statement on Form S-1, Registration Statement No. 33-45695).

4(b)                  Amended and Restated Bylaws of the Company (incorporated by reference from Exhibit 3(b) to Registration Statement on Form S-1, Registration
                      Statement No. 33-45695).

4(c)                  Bugaboo Creek Steak House, Inc. 1994 Stock Plan.

5                     Opinion of Alston & Bird regarding the legality of the securities being registered.

23(a)                 Consent of Alston & Bird (included in Exhibit 5).

23(b)                 Consent of KPMG Peat Marwick LLP.

24                    Power of Attorney (contained on page II-6).

- --------------------------

*      Exhibits are numbered in accordance with Item 601 of Regulation S-K.


ITEM 9. UNDERTAKINGS.

       (a)     The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in this Registration Statement;

       Provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of l934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities and Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this Part II, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


       Pursuant to the requirements of the Securities Act of 1933, the registrant, Longhorn Steaks, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 13th day of September, 1996.

                                LONGHORN STEAKS, INC.
                                Registrant



                                By: /s/ Richard E. Rivera
                                    ---------------------------------------
                                    Richard E. Rivera
                                    President, Chief Executive Officer
                                      and Director
                                    (Principal Executive Officer)



                                By: /s/ Anne D. Huemme
                                    ---------------------------------------
                                    Anne D. Huemme
                                    Chief Financial Officer and Secretary
                                    (Principal Financial and Accounting
                                        Officer)

                            [Continued on Next Page]

                               POWER OF ATTORNEY

       Know All Men By These Presents, that each person whose signature appears below constitutes and appoints RICHARD E. RIVERA, and ANNE D. HUEMME, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

       Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

    SIGNATURE                                     TITLE                                 DATE
    ---------                                     -----                                 ----

/s/ Richard E. Rivera              President, Chief Executive Officer and        September 13, 1996
- ----------------------------       Director
Richard E. Rivera

                                   Chairman and Director                         September 13, 1996
- ----------------------------
George W. McKerrow, Jr.

/s/ George W. McKerrow, Sr.        Director                                      September 13, 1996
- -----------------------------
George W. McKerrow, Sr.

/s/ Ronald W. San Martin           Director                                      September 13, 1996
- ------------------------------
Ronald W. San Martin

/s/ John C. Metz                   Director                                      September 13, 1996
- -------------------------------
John C. Metz

/s/  John G. Pawly                 Director                                      September 13, 1996
- -------------------------------
John G. Pawly

/s/  Don L. Chapman                Director                                      September 13, 1996
- -------------------------------
Don L. Chapman

                                                     Registration No. 333-______





                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                       ----------------------------------


                              EXHIBITS FILED WITH

                             REGISTRATION STATEMENT

                                  ON FORM S-8

                                     UNDER

                           THE SECURITIES ACT OF 1933


                       ----------------------------------

                             LONGHORN STEAKS, INC.
                               8215 ROSWELL ROAD
                                  BUILDING 200
                             ATLANTA, GEORGIA 30350
                                 (770) 399-9595

                                 EXHIBIT INDEX




EXHIBIT NUMBER*                                     DESCRIPTION
- ---------------                                     -----------
4(c)                         Bugaboo Creek Steak House, Inc. 1994 Stock Plan.

5                            Opinion of Alston & Bird regarding the legality of the
                             securities being registered.

23(a)                        Consent of Alston & Bird (included in Exhibit 5).

23(b)                        Consent of KPMG Peat Marwick LLP.

24                           Power of Attorney (contained on page II-6).

- ---------------------

*Exhibits are numbered in accordance with Item 601 of Regulation S-K.